Exhibit 10.10

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (this “Agreement”), dated as of July 20, 2021, among Andina Acquisition Corp. III, a Delaware corporation (“Andina”), Andina Holdings, LLC, a Delaware limited liability company (“Holdings”), Stryve Foods Holdings, LLC, a Texas limited liability company (“Seller”), and the holders of a set of Class B Units and Class V Common Stock (as defined herein) from time to time party hereto. Unless the context otherwise requires, terms used in this Agreement that are capitalized and not otherwise defined in context have the meanings set forth or cross-referenced in Article I.

WHEREAS, Andina, Holdings, and certain other parties thereto have entered into the Business Combination Agreement, dated as of January 28, 2021 (as amended and supplemented from time to time, the “BCA”), pursuant to which, among other things, (i) Seller will contribute to Holdings all of the issued and outstanding equity interests of Stryve Foods, LLC, a Texas limited liability company, in exchange for Class B Units and an equal number of Class V Common Stock, and (ii) Andina will contribute to Holdings its cash and cash equivalents, after payment of certain expenses as set forth in the BCA, in exchange for Class A Common Stock;

WHEREAS, in connection with, and as a condition to the consummation of the transactions contemplated by, the BCA, the parties hereto have agreed to enter into this Agreement;

WHEREAS, the parties hereto desire to provide for the exchange of a set of Class B Unit and Class V Common Stock for Class A Common Stock (as defined herein), on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article I

Section 1.1 Definitions

For purposes of this Agreement:

“Amended Holdings Operating Agreement” means the Amended and Restated Limited Liability Company Agreement of Andina Holdings LLC, dated on or about the date hereof, as such agreement may be amended from time to time.

“Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

“Class A Units” means the Class A Common Units of Holdings (as defined in the Amended Holdings Operating Agreement), whether issued as of the date hereof or may be issued by Holdings in the future, which have full economic and voting rights, and otherwise are subject to the terms and conditions set forth in the Amended Holdings Operating Agreement.

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“Class A Common Stock” means the shares of Class A common stock, par value $0.0001 per share, of Andina, which shares have full economic and voting rights, and otherwise are subject to the terms and conditions of Andina’s organizational documents.

“Class B Units” means the Class B Common Units of Holdings (as defined in the Amended Holdings Operating Agreement), whether issued as of the date hereof or may be issued by Holdings in the future, which have full economic rights, but no voting rights, and otherwise are subject to the terms and conditions set forth in the Amended Holdings Operating Agreement.

“Class V Common Stock” means the shares of Class V common stock, par value $0.0001 per share, of Andina, which shares have one vote per share, but no economic rights, and otherwise are subject to the terms and conditions of Andina’s organizational documents.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combination” means any combination of stock or units, as the case may be, by reverse split, reclassification, recapitalization, reorganization or otherwise.

“Date of Exchange” means with respect to an Exchange pursuant to Section 2.1(a) of this Agreement, (i) the First Exchange Date, (ii) the Second Exchange Date, (iii) September 30, 2022 or such subsequent date as Andina shall determine in its sole discretion, (iv) the first Business Day after the end of each calendar quarter following the date described in clause (iii), or (v) any other Business Day as determined by Andina in its sole discretion that does not occur in a Restricted Taxable Year.

“Exchange” means the exchange of one or more sets of Class B Unit and Class V Common Stock for shares of Class A Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notice” means a written election of Exchange substantially in the form of Exhibit A, duly executed by the exchanging Equityholder or such Equityholder’s duly authorized attorney.

“Exchange Rate” means, at any time, the number of Class A Common Stock for which a set of 1 Class B Unit and 1 share of Class V Common Stock is entitled to be exchanged at such time. On the date of this Agreement, the Exchange Rate shall be a set of 1 Class B Unit and 1 share of Class V Common Stock in exchange for 1 share of Class A Common Stock, subject to adjustment pursuant to Section 2.4 hereof.

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“Equityholder” means each holder of one or more sets of 1 Class B Unit and 1 Class V Common Stock that may from time to time be a party to this Agreement.

“First Exchange Date” means the date that is six months from the Closing Date (as defined in the BCA).

“Holdings” means Andina Holdings LLC, a Delaware limited liability company, and any successor thereto.

“Liens” means any mortgage, servitude, easement, right of way, equitable interest, license, leasehold or other possessory interest, option, preference, priority, right of first refusal, deed of trust, pledge, hypothecation, encumbrance or security interest.

“Lock-Up Agreement” means that certain Lock-Up Agreement, entered into as of January 28, 2021, between Andina, Seller, and B. Luke Weil as the purchaser representative.

“Publicly Traded” means listed or admitted to trading on the NASDAQ Capital Market or another national securities, or any successor to any of the foregoing.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of January 28, 2021, between Andina and Seller.

“Restricted Taxable Year” shall mean (i) the taxable year of Holdings ending December 31, 2021 and (ii) any other taxable year of Holdings for which Andina determines Holdings does not satisfy the private placement safe harbor of Treasury Regulation Section 1.7704-1(h). Unless Andina otherwise notifies the Members with respect to a taxable year, each taxable year of Holdings shall be a Restricted Taxable Year.

“Second Exchange Date” means the date that is twelve months from the Closing Date (as defined in the BCA).

“Subdivision” means any subdivision of stock or units, as the case may be, by any split, dividend, distribution, reclassification, recapitalization, reorganization or otherwise.

“Units” means the aggregate Class A Units and Class B Units.

Article II

Section 2.1 Exchange of Class B Units and Class V Common Stock for Class A Common Stock.

(a) Upon the terms and subject to the conditions of this Agreement and the Amended Holdings Operating Agreement, each Equityholder shall be entitled to effect an Exchange on a Date of Exchange; provided that if the Date of Exchange occurs in a Restricted Taxable Year, the Exchange must satisfy the conditions of Section 2.1(d). In the event an Equityholder wishes to effect an Exchange, such Equityholder shall deliver to Holdings and Andina an (i) Exchange Notice and (ii) on the Date of Exchange, surrender or, in the absence of such surrender, be deemed to have surrendered, the Class B Units and Class V Common Stock, in each case free and clear of all Liens, and in each case with the applicable stock certificate (if certificated), stock power (if uncertificated) and other applicable forms reasonably requested by Andina and/or Holdings. In consideration for such surrender, the exchanging Equityholder shall be entitled to the issuance by Andina to such Equityholder of a number of shares of Class A Common Stock equal to (x) the number of sets of 1 Class B Unit and 1 Class V Common Stock exchanged by the Equityholder multiplied by (y) the Exchange Rate and concurrently with any such issuance, such exchanged Class B Units shall automatically convert to Class A Units held by Andina and shares of Class V Common Stock automatically shall be deemed cancelled, without any action on the part of any person, including Andina and Holdings.

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(b) Following the delivery of the Exchange Notice and promptly after the surrender of Class B Units and Class V Common Stock by the Equityholder, Andina shall cause to be delivered the number of shares of Class A Common Stock deliverable upon such Exchange as promptly as practicable (but not later than five Business Days) after the Date of Exchange, at the offices of the then-acting registrar and transfer agent of the shares of Class A Common Stock (or, if there is no then-acting registrar and transfer agent of Class A Common Stock, at the principal executive offices of Andina), registered in the name of the relevant exchanging Equityholder (or in such other name as is requested in writing by the Equityholder), in certificated or uncertificated form, as determined by Andina; provided, that to the extent the shares of Class A Common Stock are settled through the facilities of The Depository Trust Company, upon the written instruction of the exchanging Equityholder set forth in the Exchange Notice, Andina shall use its commercially reasonable efforts to deliver the shares of Class A Common Stock deliverable to such exchanging Equityholder in the Exchange through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such exchanging Equityholder by no later than the close of business on the third (3rd) Business Day immediately following the Date of Exchange. An Exchange pursuant to this Section 2.1 of Class B Units and shares of Class V Common Stock for shares of Class A Common Stock will be deemed to have been effected immediately prior to the close of business on the Date of Exchange whether or not the shares of Class A Common Stock have been delivered to the exchanging Equityholder at such time, and the Equityholder will be treated as a holder of record of shares of Class A Common Stock as of the close of business on such Date of Exchange. Upon prior written request of a Equityholder with respect to a specific Exchange Notice, Andina may, in its reasonable discretion, permit the Date of Exchange for the specific Exchange Notice to occur on a date that is not the first Business Day after the end of a calendar quarter.

(c) Holdings, Andina and each exchanging Equityholder shall bear its own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that Holdings shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered in a name other than that of the Equityholder that requested the Exchange, then such Equityholder and/or the person in whose name such shares are to be delivered shall pay to Holdings the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of Holdings that such tax has been paid or is not payable. For the avoidance of doubt, each exchanging Equityholder shall bear any and all income or gains taxes imposed on gain realized by such exchanging Equityholder as a result of such Exchange.

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(d) With respect to any Date of Exchange that occurs in a Restricted Taxable Year, (x) the Date of Exchange must be a date not less than 60 days after delivery of the applicable Exchange Notice, (y) the exchanging Equityholder must Exchange the lesser of (I) 1,000 Units and (II) all of such exchanging Equityholder’s Units, and (z) upon delivery of the applicable Exchange Notice to Holdings and Andina, the exchanging Equityholder shall be precluded from rescinding such Exchange Notice. Notwithstanding anything to the contrary herein, neither Andina nor Holdings shall be obligated to effectuate an Exchange if such Exchange (in the sole discretion of Andina) could cause Holdings to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant Section 7704 of the Code (or successor provisions of the Code) or the applicable Treasury Regulations and, in that event, Andina or Holdings may impose such restrictions on Exchange as Andina or Holdings may determine to be necessary or advisable so that Holdings is not treated as a “publicly traded partnership” under Section 7704 of the Code. Notwithstanding anything to the contrary herein, no Exchange shall be permitted (and, if attempted, shall be void ab initio) if, in the good faith determination of Andina or of Holdings on advice of counsel, such an Exchange would pose a material risk that Andina would be a “publicly traded partnership” under Section 7704 of the Code. Andina will deliver notice to each Member (other than Andina) at least 75 days prior to each Date of Exchange that occurs within a Restricted Taxable Year.

(e) For the avoidance of doubt, each share of Class A Common Stock issued to or received by an Equityholder pursuant to an Exchange in accordance with this Agreement shall be subject to the transfer restrictions set forth in the Lock-Up Agreement until the expiration of the applicable Lock-Up Period (as defined in the Lock-Up Agreement).

(f) For the avoidance of doubt, and notwithstanding anything to the contrary herein, an Equityholder shall not be entitled to effect an Exchange to the extent Andina determines that such Exchange would be prohibited by law or regulation (including, without limitation, the unavailability of any requisite registration statement filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any exemption from the registration requirements thereunder).

Section 2.2 Class A Common Stock to be Issued.

(a) Andina shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, such number of shares of Class A Common Stock as may be deliverable upon any such Exchange; provided, that nothing contained herein shall be construed to preclude Andina from satisfying its obligations in respect of the Exchange of the set of Class B Unit and Class V Common Stock by delivery of shares of Class A Common Stock which are held in the treasury of Andina or any of their subsidiaries or by delivery of purchased shares of Class A Common Stock (which may or may not be held in the treasury of Andina or held by any subsidiary thereof). Andina and Holdings covenant that all Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable.

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(b) Andina and Holdings shall at all times ensure that the execution and delivery of this Agreement by each of Andina and Holdings and the consummation by each of Andina and Holdings of the transactions contemplated hereby (including without limitation, the issuance of the Class A Common Stock) have been duly authorized by all necessary corporate or limited liability company action, as the case may be, on the part of Andina and Holdings, including, but not limited to, all actions necessary to ensure that the acquisition of shares of Class A Common Stock pursuant to the transactions contemplated hereby, to the fullest extent of Andina’s board of directors’ power and authority and to the extent permitted by law, shall not be subject to any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover laws and regulations of any jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby.

(c) Andina and Holdings covenant and agree that, to the extent that a registration statement under the Securities Act is effective and available for shares of Class A Common Stock to be delivered with respect to any Exchange, shares that have been registered under the Securities Act shall be delivered in respect of such Exchange. In the event that any Exchange in accordance with this Agreement is to be effected at a time when any required registration has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the Equityholder requesting such Exchange, Andina and Holdings shall use commercially reasonable efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements. Andina and Holdings shall use commercially reasonable efforts to list the Class A Common Stock required to be delivered upon exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding Class A Common Stock may be listed or traded at the time of such delivery. In the event that Andina and Holdings are unable to effect registration of Class A Common Stock and have exhausted efforts as set forth herein, Holdings may deliver unregistered shares of Class A Common Stock with respect to an Exchange, it being understood that to the extent an Equityholder is a party to the Registration Rights Agreement, any unregistered shares of Class A Common Stock issued to such Equityholder shall be entitled to the registration rights set forth therein.

Section 2.3 Equity Interests of Andina and Holdings.

(a) Holdings and Andina shall take all actions necessary so that, at all times for as long as this Agreement is in effect: (i) the combined number of Class A Units outstanding equals the number of shares of Class A Common Stock outstanding; and (ii) a set of 1 Class B Unit and 1 share of Class V Common Stock is exchangeable for 1 share of Class A Common Stock pursuant to this Agreement.

(b) Upon the issuance of any shares of Class A Common Stock other than pursuant to an Exchange (but including any issuance in connection with a business acquisition by Andina or its direct or indirect subsidiaries, an equity incentive program or upon the conversion, exercise (including cashless exercise) or exchange of any security or other instrument convertible into or exercisable or exchangeable for shares of Class A Common Stock), Andina shall contribute the proceeds of such issuance (net of any selling or underwriting discounts or commissions or other expenses) to Holdings in exchange for a number of newly issued Class A Units equal to the number of shares of Class A Common Stock issued.

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(c) At any time that Holdings issues a Class B Unit to anyone other than Andina, Andina shall issue a share of Class V Common Stock to the recipient of such Class B Unit. Upon the exchange or cancellation of any Class B Unit pursuant to this Agreement or the Amended Holdings Operating Agreement, a corresponding number of shares of Class V Common Stock shall automatically be cancelled without any action on the part of any person, including such Equityholder, Andina or Holdings.

(d) If Andina redeems, repurchases or otherwise acquires any shares of Class A Common Stock for cash (including a redemption, repurchase or acquisition of restricted shares of Class A Common Stock for nominal or no value), Holdings shall, concurrently with such redemption, repurchase or acquisition, redeem, repurchase or acquire an identical number of Class A Units held by Andina upon the same terms, including the same price, as the terms of the redemption, repurchase or acquisition of shares of Class A Common Stock.

(e) Andina shall not in any manner effect any Subdivision or Combination of shares of Class A Common Stock unless Holdings simultaneously effects a Subdivision or Combination, as the case may be, of Class B Units with an identical ratio as the Subdivision or Combination of shares of Class A Common Stock. Holdings shall not in any manner effect any Subdivision or Combination of Class B Units unless Andina simultaneously effects a Subdivision or Combination, as the case may be, of shares of Class A Common Stock and shares of Class V Common Stock with an identical ratio as the Subdivision or Combination of Class B Units.

Section 2.4 Adjustment. The Exchange Rate shall be equitably adjusted accordingly if there is: (a) any Subdivision or Combination of the Class B Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock or (b) any Subdivision or Combination of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the Class B Units. If there is any Combination in which the Class A Common Stock are converted or changed into another security, securities or other property, then upon any subsequent Exchange, an exchanging Equityholder shall be entitled to receive the amount of such security, securities or other property that such exchanging Equityholder would have received if such Exchange had occurred immediately prior to the effective time of such Combination, taking into account any adjustment as a result of any Subdivision or Combination of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. Except as may be required in the immediately preceding sentence, no adjustments in respect of distributions shall be made upon the exchange of any Class B Unit.

Section 2.5 Withholding; Certification of Non-Foreign Status.

(a) If Andina shall be required to withhold any amounts by reason of any federal, state, local or foreign tax rules or regulations in respect of any Exchange, Andina shall be entitled to take such action as it deems appropriate, in its reasonable discretion, in order to ensure compliance with such withholding requirements, including, withholding shares of Class A Common Stock with a fair market value equal to the minimum amount of any taxes that Andina may be required to withhold with respect to such Exchange; provided that, in the event that Andina so determines that withholding is required with respect to an Exchange, Andina shall notify the applicable Equityholder as soon as reasonably practicable of its intent to withhold and Andina shall consider in good faith any forms, statements, documentation or other information submitted by, and otherwise cooperate on a reasonable basis with, the applicable Equityholder(s) to reduce or eliminate the proposed withholding. To the extent that amounts are (or property is) so withheld and paid over to the appropriate taxing authority in accordance with applicable law, such withheld amounts (or property) shall be treated for all purposes of this Agreement as having been paid (or delivered) to the applicable Equityholder and, as soon as reasonably practicable after any such withholding, Andina shall deliver to the applicable Equityholder the original or a certified copy of a receipt issued by the applicable taxing authority evidencing such payment and such other information reasonably requested by the applicable Equityholder, a copy of the return reporting such payment and, upon request of the applicable Equityholder, other evidence of such payment and Andina shall cooperate on a reasonable basis with the applicable Equityholder(s) to claim and obtain a refund for any such taxes withheld.

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(b) Notwithstanding anything to the contrary herein, Andina may, in its reasonable discretion, require that an exchanging Equityholder deliver to Andina a certification of non-foreign status in accordance with Sections 1445 and 1446(f)(2) of the Code and Treasury Regulation Section 1.1445-2(b) and Treasury Regulation Section 1.1446(f)-2(b)(2) prior to an Exchange. In the event Andina has required delivery of such certification but an exchanging Equityholder does not provide such certification, Andina shall nevertheless deliver or cause to be delivered to the exchanging Equityholder the Class A Common Stock in accordance with Section 2.1, but subject to withholding as provided in Section 2.5(a).

Article III

Section 3.1 Additional Equityholders. To the extent an Equityholder validly transfers any or all of such holder’s Class B Units and corresponding Class V Common Stock to another person in a transaction in accordance with, and not in contravention of, the Amended Holdings Operating Agreement, Andina’s organizational documents or any other agreement or agreements with Andina or any of its subsidiaries to which a transferring Equityholder may be party, then such transferee (each, a “Permitted Transferee”) shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such Permitted Transferee shall become an Equityholder hereunder. To the extent Holdings issues Class B Units in the future, Holdings shall be entitled, in its sole discretion, to make any holder of such Class B Units an Equityholder hereunder through such holder’s execution and delivery of a joinder to this Agreement, substantially in the form of Exhibit B hereto.

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Section 3.2 Addresses and Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 3.2):

(a)	If to Andina, to:

Andina Acquisition Corp. III

c/o Stryve Foods, Inc.

5801 Tennyson Parkway, Suite 275

Plano, TX 75024

Attention: Mr. Joe Oblas

Phone: (972) 987-5130

Email: joe@stryve.com

(b)	If to Holdings, to:

5801 Tennyson Parkway, Suite 275

Plano, TX 75024

Attention: Mr. Joe Oblas

Phone: (972) 987-5130

Email: joe@stryve.com

(c)	If to any Equityholder, to the address and other contact information set forth in the records of Andina or Holdings from time to time.

Section 3.3 Further Action. The parties will furnish, or cause to be furnished, upon request to each other such further information, execute and deliver, or cause its affiliates to execute and deliver, such further instruments, and take (or cause its affiliates to take) such other action, as may be reasonably necessary to carry out or achieve the purposes and intents of this Agreement, including any Exchange, and the transactions contemplated herein.

Section 3.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

Section 3.5 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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Section 3.6 Assignment; Amendment; Successors.

(a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the Andina, Holdings and Seller (or upon the liquidation of Seller, the vote or written consent of the holders of a majority of the then outstanding Class B Units (excluding Class B Units held by Andina)), and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning party of its obligations hereunder. Notwithstanding the foregoing and anything to the contrary, Seller may, without the prior written consent of Andina or Holdings, (i) distribute all or a portion of its Class B Units and Class V Common Stock received by Seller under the BCA to its members at any time, and (ii) assign all or part of Seller’s rights and obligations of Seller under this Agreement to any such member of Seller who receives Class B Units and Class V Common Stock as a distribution (and such assignment shall not reduce any rights of Seller under this Agreement). Any successor or assignee of Seller shall execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon successor or assignee of Seller shall become an Equityholder hereunder.

(b) This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Andina, Holdings and Seller or upon the liquidation of Seller, the vote or written consent of the holders of a majority of the Class B Units (excluding any Class B Units held by Andina).

(c) All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. Each of Andina and Holdings shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of either Andina or Holdings, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that each of Andina and Holdings would be required to perform if no such succession had taken place.

Section 3.7 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 3.8 Submission to Jurisdiction; Waiver of Jury Trial.

(a) Any and all disputes which cannot be settled amicably with respect to this Agreement, including any action (at law or in equity), claim, litigation, suit, arbitration, hearing, audit, review, inquiry, proceeding, investigation or ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement or any matter arising out of or in connection with this Agreement and the rights and obligations arising hereunder or thereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder or thereunder brought by a party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Chancery Court, or if such court shall not have jurisdiction, any federal court located in the State of Delaware, or, if neither of such courts shall have jurisdiction, any other Delaware state court. Each of the parties hereby irrevocably submits with regard to any such dispute for itself and in respect of its property, generally and unconditionally, to the sole and exclusive personal jurisdiction of the aforesaid courts and agrees that it will not bring any dispute relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each party irrevocably consents to service of process in any dispute in any of the aforesaid courts by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized overnight delivery service, to such party at such party’s address referred to in Section 3.2. Each party hereby irrevocably and unconditionally waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action brought by any party with respect to this Agreement (i) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 3.8; (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); or (iii) any objection which such party may now or hereafter have (A) to the laying of venue of any of the aforesaid actions arising out of or in connection with this Agreement brought in the courts referred to above; (B) that such action brought in any such court has been brought in an inconvenient forum and (C) that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts.

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(b) To the extent that any party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself, or to such party’s property, each such party hereby irrevocably waives such immunity in respect of such party’s obligations with respect to this Agreement.

(c) EACH PARTY ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY AGREEING TO THE CHOICE OF DELAWARE LAW TO GOVERN THIS AGREEMENT AND TO THE JURISDICTION OF DELAWARE COURTS IN CONNECTION WITH PROCEEDINGS BROUGHT HEREUNDER. THE PARTIES INTEND THIS TO BE AN EFFECTIVE CHOICE OF DELAWARE LAW AND AN EFFECTIVE CONSENT TO JURISDICTION AND SERVICE OF PROCESS UNDER 6 DEL. C. § 2708.

(d) EACH PARTY, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

(i) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in this Section 3.8(c) and such parties agree not to plead or claim the same.

Section 3.9 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or by e-mail delivery of a “.pdf” format data file) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, by e-mail delivery of a “.pdf” format data file or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 3.9.

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Section 3.10 Tax Treatment. This Agreement shall be treated as part of the Amended Holdings Operating Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder. As required by the Code and the Treasury Regulations (and applicable state and local income tax laws), the parties shall report any Exchange consummated hereunder as a taxable sale of the Class B Units and Class V Common Stock by the exchanging Equityholder to Andina, and no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority unless an alternate position is permitted under the Code and Treasury Regulations and Andina consents in writing, such consent not to be unreasonably withheld, conditioned, or delayed. Further, in connection with any Exchange consummated hereunder, Holdings and/or Andina shall provide the exchanging Equityholder with all reasonably necessary information to enable the exchanging Equityholder to file its income Tax returns for the taxable year that includes the Exchange, including information with respect to Code Section 751 assets (including relevant information regarding “unrealized receivables” or “inventory items”) and Section 743(b) basis adjustments as soon as practicable and in all events within 60 days following the close of such taxable year (and use commercially reasonable efforts to provide estimates of such information shortly after the end of the taxable year of the applicable Exchange).

Section 3.11 Termination. This Agreement shall terminate and be of no further force or effect when all equity securities of Holdings are held by Andina.

Section 3.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 3.13 Independent Nature of Equityholders’ Rights and Obligations. The obligations of each Equityholder hereunder are several and not joint with the obligations of any other Equityholder, and no Equityholder shall be responsible in any way for the performance of the obligations of any other Equityholder hereunder. The decision of each Equityholder to enter into to this Agreement has been made by such Equityholder independently of any other Equityholder. Nothing contained herein, and no action taken by any Equityholder pursuant hereto, shall be deemed to constitute the Equityholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Equityholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Andina acknowledges that the Equityholders are not acting in concert or as a group, and Andina will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.

Section 3.14 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regards to its principles of conflicts of laws.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

ANDINA ACQUISITION CORP. III:

By:	/s/ Julio Torres
Name:	Julio Torres
Title:	Chief Executive Officer

ANDINA HOLDINGS LLC:

By:	/s/ Julio Torres
Name:	Julio Torres
Title:	Chief Executive Officer

SELLER:

By:	/s/ R. Alex Hawkins
Name:	R. Alex Hawkins
Title:	Chief Operating Officer

[Signature Page – Exchange Agreement]

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EXHIBIT A

FORM OF

ELECTION OF EXCHANGE

Andina Acquisition Corp. III

c/o Stryve Foods, Inc.

5801 Tennyson Parkway, Suite 275

Plano, TX 75024

Attention: Mr. Joe Oblas

Email: joe@stryve.com

Andina Holdings, LLC

5801 Tennyson Parkway, Suite 275

Plano, TX 75024

Attention: Mr. Joe Oblas

Email: joe@stryve.com

Reference is hereby made to the Exchange Agreement, dated as of [●], 2021 (the “Exchange Agreement”), among Andina Acquisition Corp. III, a Delaware corporation (“Andina”), Andina Holdings, LLC, a Delaware limited liability company (“Holdings”), Stryve Foods Holdings, LLC, a Texas limited liability company (“Seller”), and the holders of Class B Units and Class V Common Stock from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned Equityholder hereby transfers to Andina the number of Class B Units and Class V Common Stock set forth below in exchange for shares of Class A Common Stock to be issued in its name as set forth in the Exchange Agreement.

Legal Name of Equityholder: __________________________________________________________________

Address: _________________________________________________________________________________

Number of Class B Units to be exchanged: ______________

Number of Class V Common Stock to be exchanged: ___________

If the Equityholder desires the shares of Class A Common Stock be settled through the facilities of The Depositary Trust Company (“DTC”), please indicate the account of the DTC participant below. In the event Andina elects to certificate the shares of Class A Common Stock issued to the Equityholder, please indicate the following:

Legal Name for Certificates:

Address for Delivery of Certificates:

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EXHIBIT A

FORM OF

ELECTION OF EXCHANGE

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the Class B Units and Class V Common Stock subject to this Election of Exchange are subject to the restrictions on transfer and other terms and conditions of the Lock-Up Agreement (the “Lock-Up Restrictions”), which Lock-Up Restrictions will apply mutatis mutandis to the shares of Class A Common Stock to be delivered upon Exchange; (iv) other than the Lock-Up Restrictions, the Class B Units and Class V Common Stock subject to this Election of Exchange are being transferred to Andina free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (v) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Class B Units or Class V Common Stock subject to this Election of Exchange is required to be obtained by the undersigned for the transfer of such Class B Units or Class V Common Stock to Andina.

The undersigned hereby irrevocably constitutes and appoints any officer of Andina or of Holdings as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to Andina the Class B Units and Class V Common Stock subject to this Election of Exchange and to deliver to the undersigned the shares of Class A Common Stock to be delivered in exchange therefor.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Election of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

Name: _____________________________

Dated: _____________________________

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EXHIBIT B

FORM OF

JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of [●], 2021 (the “Exchange Agreement”), among Andina Acquisition Corp. III, a Delaware corporation (“Andina”), Andina Holdings, LLC (“Holdings”) a Delaware limited liability company, Stryve Foods Holdings, LLC, a Texas limited liability company (“Seller”) and each of the Equityholders from time to time party thereto. Capitalized terms used but not defined in this Joinder Agreement shall have their meanings given to them in the Exchange Agreement. This Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware. In the event of any conflict between this Joinder Agreement and the Exchange Agreement, the terms of this Joinder Agreement shall control.

The undersigned hereby joins and enters into the Exchange Agreement having acquired Class B Units in Holdings. By signing and returning a copy of this Joinder Agreement to each of Holdings and Andina, the undersigned accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of an Equityholder contained in the Exchange Agreement, with all attendant rights, duties and obligations of an Equityholder thereunder. The parties to the Exchange Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Exchange Agreement by the undersigned and, upon receipt of this Joinder Agreement by Andina and by Holdings, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Exchange Agreement.

Name:

Address for Notices:	With copies to:

Attention:

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